UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) December 8, 2021

Qiansui International Group Co. Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Naiten Building, No. 1Six Li Oiao, Fentai District Beijing, China	100161
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code   +86 1370-139-9692

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry Into Material Definitive Agreement.

Item 3.02 Unregistered Sale of Equity Securities.

On December 8, 2021, Qiansui International Group Co. Ltd. (the “Company”) completed a private placement of its common stock pursuant to which it sold 1,344,000 shares of its Class A common stock to 480 shareholders at a price per share of $0.05 and received $67,200 in proceeds.

The offer and sale of all of the securities above was effected under Regulation S promulgated under the Securities Act, as amended, as each such shareholder is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

After giving effect to the above described transaction, a total of 7,008,989 shares of the Company’s Class A common stock and no shares of preferred stock are issued outstanding. Immediately prior to the transaction there were 5,664,989 shares of Class A common stock and no shares of preferred stock issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yu Yang
Yu Yang
President and Director

Date: December 14, 2021

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